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                                                                    EXHIBIT 11.1

                          WESTERN GAS RESOURCES, INC.
                       COMPUTATION OF PER SHARE EARNINGS
                               DECEMBER 31, 1996
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                                                             Weighted
                                                             Average
                                                             Shares Of                                    Earnings
                                                             Common                                       Per Share
                                                             Stock                     Net                Of Common
                                                             Outstanding              Income                Stock
                                                             -----------          --------------          ----------
Net income..............................................                           $ 27,941,000

Weighted average shares of common stock outstanding.....     26,519,635

Less preferred stock dividends:
 $2.28 cumulative preferred stock.......................                             (3,194,000)
 $2.625 cumulative convertible preferred stock..........                             (7,245,000)
                                                             -----------          --------------
                                                             26,519,635            $ 17,502,000
                                                             ===========          ==============

Basic earnings per share of common stock................                                                    $    .66
                                                                                                          ==========

Assume exercise of common stock equivalents:
 Weighted average shares of common stock outstanding....     26,519,635

 (Anti-dilutive common stock equivalents are not used in this calculation)

$5.40 employee stock options............................         21,182
Director stock options..................................            748
                                                             -----------          --------------

                                                             26,541,565            $ 17,502,000
                                                             ===========          ==============

Primary earnings per share of common stock..............                                                     $   .66
                                                                                                          ==========

(Assume no conversion of anti-dilutive convertible preferred stock)

Assume exercise of common stock equivalents:
 Weighted average shares of common stock outstanding....     26,519,635

 (Anti-dilutive common stock equivalents are not used in this calculation)

$5.40 employee stock options............................         23,849
Director stock options..................................          3,591
                                                             -----------          --------------

                                                             26,547,075            $ 17,502,000
                                                             ===========          =============

Fully diluted earnings per share of common stock........                                                     $   .66
                                                                                                          ===========
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